                          INVESTMENT ADVISORY AGREEMENT


                                                 ________ __, 1997


Warburg, Pincus Counsellors, Inc.
466 Lexington Avenue
New York, New York 10017-3147

Dear Sirs:

          Warburg, Pincus Trust II (the "Trust"), a business trust organized and existing under the laws of the Commonwealth of Massachusetts is an open-end, management investment company that currently offers two portfolios, one of which is the Fixed Income Portfolio (the "Portfolio"). The Trust on behalf of the Portfolio herewith confirms its agreement with Warburg, Pincus Counsellors, Inc. (the "Adviser") as follows:

          1.    Investment Description; Appointment
                -----------------------------------

          The Trust desires to employ the capital of the Portfolio by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Agreement and Declaration of Trust, as may be amended from time to time, and in its Prospectus and Statement of Additional Information relating to the Portfolio as from time to time in effect, and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Trust. Copies of the Trust's Prospectus and Statement of Additional Information relating to the Portfolio, as each may be amended from time to time, have been or will be submitted to the Adviser. The Trust desires to employ and hereby appoints the Adviser to act as investment adviser to the Portfolio. The Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

          2.    Services as Investment Adviser
                ------------------------------

          Subject to the supervision and direction of the Board of Trustees of the Trust, the Adviser will (a) act in strict conformity with the Trust's Agreement and Declaration of Trust, the Investment Company Act of 1940 and the Investment Advisers Act of 1940, as the same may from time to time be amended,
(b) manage the Portfolio in accordance with the Portfolio's investment objective and policies as stated in the Trust's Prospectus and Statement of Additional Information relating to the Portfolio as from time to time in effect, (c) make investment decisions for the Portfolio, (d) place purchase and sale orders for securities on behalf of the Portfolio, and (e) calculate and monitor the Portfolio's asset diversification each calendar quarter so that on the last day of each calendar quarter the Portfolio will be in compliance with the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as the same may be amended from time to time, and regulations thereunder. In providing those services, the Adviser will provide investment research and supervision of the Portfolio's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Portfolio's assets. In addition, the Adviser will furnish the Trust with whatever statistical information the Trust may reasonably request with respect to the securities that the Portfolio may hold or contemplate purchasing.

          3.    Brokerage
                ---------

          In executing transactions for the Portfolio and selecting brokers or dealers, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Adviser will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as the same may from time to time be amended) provided to the Portfolio and/or other accounts over which the Adviser or an affiliate exercises investment discretion.

          4.    Information Provided to the Trust
                ---------------------------------

          The Adviser will keep the Trust informed of developments materially affecting the Portfolio, and will, on its own initiative, furnish the Trust from time to time with whatever information the Adviser believes is appropriate for this purpose.

          5.    Standard of Care
                ----------------

          The Adviser shall exercise its best judgment in rendering the services listed in paragraphs 2, 3 and 4 above. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Portfolio in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Trust or the Portfolio or to shareholders of the Trust or the Portfolio to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement.

         6.    Limitation of Liability
               -----------------------

          The Trust and the adviser agree that the obligations of the Trust under this Agreement will not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Portfolio, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust, and signed by an authorized officer of the Trust, acting as such, and neither the authorization by the Trustees nor the execution and delivery by the officer will be deemed to have been made by any of them individually or to impose any liability on any of them personally, but will bind only the trust property of the Portfolio as provided in the Declaration of Trust. No series of the Trust, including the Portfolio, will be liable for any claims against any other series.

          7.    Compensation
                ------------

          In consideration of the services rendered pursuant to this Agreement, the Portfolio will pay the Adviser an annual fee calculated at an annual rate of
 .50% of the Trust's average daily net assets. The fee for the period from the date the Trust's initial registration statement relating to the Portfolio is declared effective by the Securities and Exchange Commission to the end of the year during which the initial registration statement is declared effective shall be prorated according to the proportion that such period bears to the full yearly period. Upon any termination of this Agreement before the end of a year, the fee for such part of that year shall be prorated according to the proportion that such period bears to the full yearly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Adviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Trust's Prospectus or Statement of Additional Information relating to the Portfolio as from time to time in effect.

          8.    Expenses
                --------

          The Adviser will bear all expenses in connection with the performance of its services under this Agreement. The Portfolio will bear its proportionate share of certain other expenses to be incurred in its operation, including: investment advisory and administration fees; taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Trust who are not officers, trustees, or employees of the Adviser or any of its affiliates; fees of any pricing service employed to value shares of the Portfolio; Securities and Exchange Commission fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Portfolio's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Portfolio's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Portfolio and of the officers or Board of Trustees of the Trust; and any extraordinary expenses.

          The Portfolio will be responsible for nonrecurring expenses which may arise, including costs of litigation to which the Portfolio is a party and of indemnifying officers and Trustees of the Trust with respect to such litigation and other expenses as determined by the Trustees.

          9.    Services to Other Companies or Accounts
                ---------------------------------------

          The Trust understands that the Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and to one or more other investment companies or series of investment companies, and the Trust has no objection to the Adviser so acting, provided that whenever the Portfolio and one or more other accounts or investment companies or portfolios advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each entity. The Trust recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Trust. In addition, the Trust understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

          10.   Term of Agreement
                -----------------

          This Agreement shall continue until April 17, 1998 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (a) the Board of Trustees of the Trust or (b) a vote of a "majority" (as defined in the Investment Company Act of 1940, as amended) of the Portfolio's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Board of Trustees of the Trust or by vote of holders of a majority of the Portfolio's shares, or upon 90 days' written notice, by the Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in said
Act).


          11.   Representation by the Trust
                ---------------------------

          The Trust represents that a copy of its Agreement and Declaration of Trust, dated December 16, 1996, together with all amendments thereto, is on file in the Secretary of State of the Commonwealth of Massachusetts.

          12.   Miscellaneous
                -------------

          The Trust recognizes that trustees, officers and employees of the Adviser may from time to time serve as trustees, trustees, officers and employees of corporations and business trusts (including other investment companies) and that such other corporations and trusts may include the name "Warburg, Pincus" as part of their names, and that the Adviser or its affiliates may enter into advisory or other agreements with such other corporations and trusts. If the Adviser ceases to act as the investment adviser of the Portfolio's shares, the Trust agrees that, at the Adviser's request, the Trust's license to use the words "Warburg, Pincus" will terminate and that the Trust will take all necessary action to change the name of the Trust to names not including the words "Warburg, Pincus".

          Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                      Very truly yours,

                                      WARBURG, PINCUS TRUST II



                                      By:   /s/ Eugene P. Grace
                                         Name:  Eugene P. Grace
                                         Title:  Vice President & Secretary


Accepted:

WARBURG, PINCUS COUNSELLORS, INC.




By:   /s/ Eugene P. Grace
   Name:  Eugene P. Grace
   Title:  Vice President

                          INVESTMENT ADVISORY AGREEMENT



                                __________, 1997


Warburg, Pincus Counsellors, Inc.
466 Lexington Avenue
New York, New York 10017-3147

Dear Sirs:

                  Warburg, Pincus Trust II (the "Trust"), a business trust organized and existing under the laws of the Commonwealth of Massachusetts is an open-end, management investment company that currently offers two portfolios, one of which is the Global Fixed Income Portfolio (the "Portfolio"). The Trust on behalf of the Portfolio herewith confirms its agreement with Warburg, Pincus Counsellors, Inc. (the "Adviser") as follows:

         1.       Investment Description; Appointment

                  The Trust desires to employ the capital of the Portfolio by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Agreement and Declaration of Trust, as may be amended from time to time, and in its Prospectus and Statement of Additional Information relating to the Portfolio as from time to time in effect, and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Trust. Copies of the Trust's Prospectus and Statement of Additional Information relating to the Portfolio, as each may be amended from time to time, have been or will be submitted to the Adviser. The Trust desires to employ and hereby appoints the Adviser to act as investment adviser to the Portfolio. The Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

         2.       Services as Investment Adviser

                  Subject to the supervision and direction of the Board of Trustees of the Trust, the Adviser will (a) act in strict conformity with the Trust's Agreement and Declaration of Trust, the Investment Company Act of 1940 and the Investment Advisers Act of 1940, as the same may from time to time be amended, (b) manage the Portfolio in accordance with the Portfolio's investment objective and policies as stated in the Trust's Prospectus and Statement of Additional Information relating to the Portfolio as from time to time in effect, (c) make investment decisions for the Portfolio, (d) place purchase and sale orders for securities on behalf of the Portfolio, and (e) calculate and monitor the Portfolio's asset diversification each calendar quarter so that on the last day of each calendar quarter the Portfolio will be in compliance with the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as the same may be amended from time to time, and regulations thereunder. In providing those services, the Adviser will provide investment research and supervision of the Portfolio's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Portfolio's assets. In addition, the Adviser will furnish the Trust with whatever statistical information the Trust may reasonably request with respect to the securities that the Portfolio may hold or contemplate purchasing.

         3.       Brokerage

                  In executing transactions for the Portfolio and selecting brokers or dealers, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Adviser will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as the same may from time to time be amended) provided to the Portfolio and/or other accounts over which the Adviser or an affiliate exercises investment discretion.

         4.       Information Provided to the Trust

                  The Adviser will keep the Trust informed of developments materially affecting the Portfolio, and will, on its own initiative, furnish the Trust from time to time with whatever information the Adviser believes is appropriate for this purpose.

         5.       Standard of Care

                  The Adviser shall exercise its best judgment in rendering the services listed in paragraphs 2, 3 and 4 above. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Portfolio in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Trust or the Portfolio or to shareholders of the Trust or the Portfolio to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement.

         6.       Limitation of Liability

                  The Trust and the adviser agree that the obligations of the Trust under this Agreement will not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Portfolio, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust, and signed by an authorized officer of the Trust, acting as such, and neither the authorization by the Trustees nor the execution and delivery by the officer will be deemed to have been made by any of them individually or to impose any liability on any of them personally, but will bind only the trust property of the Portfolio as provided in the Declaration of Trust. No series of the Trust, including the Portfolio, will be liable for any claims against any other series.

         7.       Compensation

                  In consideration of the services rendered pursuant to this Agreement, the Portfolio will pay the Adviser an annual fee calculated at an annual rate of 1.00% of the Trust's average daily net assets. The fee for the period from the date the Trust's initial registration statement relating to the Portfolio is declared effective by the Securities and Exchange Commission to the end of the year during which the initial registration statement is declared effective shall be prorated according to the proportion that such period bears to the full yearly period.

                   Upon any termination of this Agreement before the end of a year, the fee for such part of that year shall be prorated according to the proportion that such period bears to the full yearly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Adviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Trust's Prospectus or Statement of Additional Information relating to the Portfolio as from time to time in effect.

         8.       Expenses

                  The Adviser will bear all expenses in connection with the performance of its services under this Agreement. The Portfolio will bear its proportionate share of certain other expenses to be incurred in its operation, including: investment advisory and administration fees; taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Trust who are not officers, trustees, or employees of the Adviser or any of its affiliates; fees of any pricing service employed to value shares of the Portfolio; Securities and Exchange Commission fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Portfolio's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Portfolio's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Portfolio and of the officers or Board of Trustees of the Trust; and any extraordinary expenses.

                  The Portfolio will be responsible for nonrecurring expenses which may arise, including costs of litigation to which the Portfolio is a party and of indemnifying officers and Trustees of the Trust with respect to such litigation and other expenses as determined by the Trustees.

         9.       Services to Other Companies or Accounts

                  The Trust understands that the Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and to one or more other investment companies or series of investment companies, and the Trust has no objection to the Adviser so acting, provided that whenever the Portfolio and one or more other accounts or investment companies or portfolios advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each entity. The Trust recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Trust. In addition, the Trust understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

         10.      Term of Agreement

                  This Agreement shall continue until April 17, 1998 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (a) the Board of Trustees of the Trust or (b) a vote of a "majority" (as defined in the Investment Company Act of 1940, as amended) of the Portfolio's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Board of Trustees of the Trust or by vote of holders of a majority of the Portfolio's shares, or upon 90 days' written notice, by the Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in said
Act).

         11.      Representation by the Trust

                  The Trust represents that a copy of its Agreement and Declaration of Trust, dated December 16, 1996, together with all amendments thereto, is on file in the Secretary of State of the Commonwealth of Massachusetts.

         12.      Miscellaneous

                  The Trust recognizes that trustees, officers and employees of the Adviser may from time to time serve as trustees, trustees, officers and employees of corporations and business trusts (including other investment companies) and that such other corporations and trusts may include the name "Warburg, Pincus" as part of their names, and that the Adviser or its affiliates may enter into advisory or other agreements with such other corporations and trusts. If the Adviser ceases to act as the investment adviser of the Portfolio's shares, the Trust agrees that, at the Adviser's request, the Trust's license to use the words "Warburg, Pincus" will terminate and that the Trust will take all necessary action to change the name of the Trust to names not including the words "Warburg, Pincus".

                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                       Very truly yours,

                                       WARBURG, PINCUS TRUST II



                                       By: /s/Eugene P. Grace
                                       Name:  Eugene P. Grace
                                       Title: Vice President &
                                                Secretary


Accepted:

WARBURG, PINCUS COUNSELLORS, INC.



   By: /s/Eugene P. Grace
   Name:  Eugene P. Grace
   Title:  Vice President